*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on March 21, 2013.

Meeting Information
URSTADT BIDDLE PROPERTIES INC.	Meeting Type: Annual Meeting
For holders as of: January 22, 2013
Date: March 21, 2013 Time: 2:00 PM EDT
	Location:	Doral Arrowwood 975 Anderson Hill Road Rye Brook, NY 10573

URSTADT BIDDLE PROPERTIES INC. 321 RAILROAD AVENUE GREENWICH, CT 06830
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT             ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one.  There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

1) BY INTERNET:       www.proxyvote.com
2) BY TELEPHONE:  1-800-579-1639
3) BY E-MAIL*:     sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 7, 2013 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:  To vote now by Internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends a vote "FOR" each of the proposals.

1.	Election of Directors

Nominee to serve for two years

01) Catherine U. Biddle

Nominees to serve for three years

02) Willing L. Biddle 03) E. Virgil Conway 04) Robert J. Mueller

2.	To ratify the appointment of PKF O'Connor Davies, a division of O'Connor Davies, LLP, as the independent registered public accounting firm of the Company for one year.

3.	To amend the Company's Charter to increase the number of authorized shares of stock.

4.	To amend the Company's Charter to permit the Board of Directors to make changes in the number of authorized shares of stock without additional approval from stockholders.

5.	To amend the Company's Charter to reduce the percentage required for approval of certain stockholder votes from two-thirds to a majority.

6.	To amend the Company's Restricted Stock Award Plan.

NOTE: Such other business as may properly come before the meeting  or any adjournment thereof.

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